UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 4, 2007

THE TALBOTS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12552	41-1111318
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Talbots Drive, Hingham, Massachusetts	02043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(781) 749-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Philip H. Kowalczyk as Chief Operating Officer of The Talbots, Inc.

On October 4, 2007, The Talbots, Inc. (the “Company”) approved the appointment of Philip H. Kowalczyk, 47, to the newly-created position of Chief Operating Officer of the Company, effective October 4, 2007. He will report directly to Trudy F. Sullivan, President and Chief Executive Officer. Since May 2006, Mr. Kowalczyk has served as President of the Company’s subsidiary, The J. Jill Group, Inc. (“J. Jill”). Although Mr. Kowalczyk will assume his new responsibilities as Chief Operating Officer immediately, he will also continue to serve in his capacity as President of J. Jill on an interim basis until his successor is appointed. The Company has initiated a search for Mr. Kowalczyk’s replacement as J. Jill President. Mr. Kowalczyk joined the Company in October 2004 as Executive Vice President, Chief Administrative Officer. Prior to that, Mr. Kowalczyk held various positions with Kurt Salmon Associates, a global management consulting firm, including the position of Managing Director from 2002 to 2004.

Mr. Kowalczyk’s annual base salary is increased to $725,000, effective as of September 6, 2007, to be reviewed annually beginning in the first quarter of 2008 for any further increases. As an inducement award in connection with the change of his responsibilities, on the date of and subject to the execution of a definitive amended employment agreement, Mr. Kowalczyk will be granted 53,476 shares of restricted stock, vesting 50% on October 4, 2008 and 50% on October 4, 2009. This grant is subject to forfeiture only in case of a voluntary termination by the Executive without good reason or a termination by the Company for cause. The vesting of the award will accelerate upon a termination by the Company without cause, termination by the Executive for good reason, death or disability of the Executive or a change in control (as defined in the Company’s 2003 Executive Stock Based Incentive Plan).

Mr. Kowalczyk will continue to be eligible to participate in all benefit plans generally available to the Company’s senior executives and will continue to be provided his existing perquisites as may be adjusted by the Compensation Committee from time to time for similarly situated senior executives of the Company. He will also be reimbursed for advisor fees up to $20,000 in connection with negotiating his revised employment arrangement.

If Mr. Kowalczyk’s employment is terminated without cause or for good reason during fiscal years 2008 or 2009, he will receive a separation allowance equal to two times base salary plus two times target bonus under the Company’s annual incentive plan payable over a 24-month severance period, and continued participation in the Company’s medical, dental, long-term disability and life insurance programs for up to 24 months. Mr. Kowalczyk will also be entitled to (i) any annual incentive bonus earned but not yet paid for any completed full fiscal year immediately preceding the employment termination date and (ii) if termination occurs prior to the end of any fiscal year, a pro rata bonus for the fiscal year in which employment terminates determined and paid based on actual performance achieved for that fiscal year against the performance goals for that year.

If Mr. Kowalczyk’s employment is terminated without cause or for good reason during fiscal 2010 or thereafter, he will receive a separation allowance equal to one and one-half times (1.5x) base salary plus one and one-half times (1.5x) his preceding year’s annual bonus under the Company’s annual incentive plan, payable in a lump sum within 30 days from the date of termination, and continued participation in the Company’s medical, dental, long-term disability and life insurance programs for up to 18 months. Mr. Kowalczyk will also be entitled to (i) any annual incentive bonus earned but not yet paid for any completed full fiscal year immediately preceding the employment termination date and (ii) if termination occurs prior to the end of any fiscal year, a pro rata bonus for the fiscal year in which employment terminates determined and paid based on actual performance achieved for that fiscal year against the performance goals for that year.

If Mr. Kowalczyk’s employment is terminated without cause or for good reason within 24 months following a change in control (as defined in the Company’s 2003 Executive Stock Based Incentive Plan), he will receive a lump sum separation allowance equal to two times base salary plus two times bonus under the Company’s annual incentive plan, and continued participation in the Company’s medical, dental, long-term disability and life insurance programs for up to 24 months. Mr. Kowalczyk will also be entitled to (i) any annual incentive bonus earned but not yet paid for any completed full fiscal year immediately preceding the employment termination date and (ii) if termination occurs prior to the end of any fiscal year, a pro rata bonus for the fiscal year in which employment terminates determined and paid based on actual performance achieved for that fiscal year against the performance goals for that year. Upon any change in control, all then outstanding stock options, SARs, restricted stock and restricted stock unit awards will vest in full. Mr. Kowalczyk would also be entitled to a gross up in connection with any parachute payment excise tax under Internal Revenue Code Section 4999 for payments in connection with a change in control, such that he would be in the same after-tax position he would have been had no excise tax been imposed, subject to a limited cutback of payments to him under certain conditions.

The Company’s failure to renew the agreement at the end of any term other than for cause, normal retirement, death or disability will be considered a termination without cause. Either party may voluntarily terminate employment on or after normal retirement age of 65. In addition, upon any employment termination, Mr. Kowalczyk will be required to deliver a full release of claims.

Mr. Kowalczyk has agreed to refrain from the solicitation or hiring of Company personnel for 18 months following any termination of employment and not to work in any capacity for certain named retailers for 12 months following any employment termination. In addition, upon a breach of the non-competition or non-solicitation covenants, the Company will terminate any severance payment and benefits and will have the right to recover any severance payment and benefits previously paid.

His employment agreement will have an initial term ending on the last day of the Company’s 2009 fiscal year, with one-year automatic renewal terms unless six months’ notice is provided by either party.

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

On October 9, 2007, the Company issued a press release announcing the management change set forth in Item 5.02 of this Form 8-K. A copy of the Company’s press release is furnished with this Form 8-K and attached hereto as Exhibit 99.1. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

d. Exhibits.

99.1	Press release of The Talbots, Inc., dated October 9, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TALBOTS, INC.

Dated: October 9, 2007	By:	/s/ Richard T. O’Connell, Jr.
	Name:	Richard T. O’Connell, Jr.
	Title:	Executive Vice President, Legal and Real Estate and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of The Talbots, Inc., dated October 9, 2007.